UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 24, 2012
MEDIA GENERAL, INC.
(Exact name of registrant as specified in its charter)
Commonwealth of Virginia	1-6383	54-0850433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
333 E. Franklin St., Richmond, VA		23219
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(804) 649-6000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On September 24, 2012, Berkshire Hathaway, Inc. exercised warrants to purchase 4,646,220 shares of Class A common stock, par value $5.00 per share, of the Company for an aggregate purchase price of $46,462.20, or $0.01 per share.  The warrants were issued pursuant to a warrant agreement dated as of May 24, 2012 (the “Warrant Agreement”), in connection with a new credit agreement dated as of May 17, 2012.  The number of shares of Class A common stock purchased upon exercise of the warrants represents approximately 19.9 percent of Media General’s outstanding common stock and results in Berkshire Hathaway owning approximately 16.6% of Media General's outstanding common stock following the issuance of the shares to Berkshire Hathaway.  The shares issued are exempt from registration under the Securities Act of 1933 pursuant to section 4(a)(2), because the transaction with Berkshire Hathaway did not involve any public offering.  As previously disclosed, Berkshire Hathaway has the right to request that the Company register the foregoing shares pursuant to a Registration Rights Agreement dated as of May 24, 2012 (the “Registration Rights Agreement”).

The description of the Warrant Agreement and the Registration Rights Agreement above do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements which are attached as exhibits to the Form 8-K/A filed May 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA GENERAL, INC.
(Registrant)

Date September 25, 2012
/s/  James F. Woodward
James F. Woodward
Vice President - Finance
and Chief Financial Officer